Exhibit 10.24
Emergent Group Inc.
10939 Pendleton Street
Sun Valley, CA 91352
Tel: 818-394-2800

March 4, 2010

Mr. Louis Buther
Emergent Group Inc.
10939 Pendleton Street
Sun Valley, CA 91352

Dear Mr. Buther:

Please be advised that we have extended your Employment Agreement for an additional period of one year through the close of business on June 30, 2011.  All other terms remain unamended and in full force and effect.  Kindly sign below indicating your acceptance of same.

Very truly yours, EMERGENT GROUP INC.

By:	/s/ William M. McKay
William McKay, Chief Financial Officer

Agreed to and accepted by:

/s/ Louis Buther

Louis Buther